EXHIBIT 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38429) pertaining to the Stock Option Plan of Magellan Petroleum Corporation of our report dated September 14, 2001 with respect to the consolidated financial statements of Magellan Petroleum Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                     /s/ Ernst & Young LLP





Stamford, Connecticut
September 26, 2001